EXHIBIT 26

      ___________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549
                         ________________________

                                 FORM  T-1

                         STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF
                A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                __________________________________________
            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                   ______________________________________

                               CHEMICAL BANK
            (Exact name of trustee as specified in its charter)

New York                                                         13-4994650
(State of incorporation                                    (I.R.S. employer
if not a national bank)                                 identification No.)

270 Park Avenue
New York, New York                                                    10017
(Address of principal executive offices)                         (Zip Code)

                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                      Consolidated Natural Gas Company
             (Exact name of obligor as specified in its charter)

Delaware                                                         13-0596475
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

CNG Tower
625 Liberty Avenue
Pittsburgh, PA                                                   15222-3199
(Address of principal executive offices)                         (Zip Code)
                   ___________________________________________
                                     Debentures
                        (Title of the indenture securities)
              _____________________________________________________

                                       GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.
        New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2,
        33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


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



Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


                                SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 25th day of February, 1994.

                                        CHEMICAL BANK



                                        By /s/ T. C. Knight
                                               T. C. Knight
                                               Assistant Vice President



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
                             Exhibit 7 to Form T-1


                               Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

           at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
                   ASSETS                                  in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .................................    $  4,371
     Interest-bearing balances .........................       5,829
Securities .............................................      21,834
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold ................................       2,125
     Securities purchased under agreements to resell ...         900
Loans and lease financing receivables:
     Loans and leases, net of unearned income  $60,826
     Less: Allowance for loan and lease losses   2,326
     Less: Allocated transfer risk reserve ...     121
     Loans and leases, net of unearned income,
     allowance, and reserve ............................      58,379
Assets held in trading accounts ........................       8,556
Premises and fixed assets (including capitalized
leases).................................................       1,238
Other real estate owned ................................         713
Investments in unconsolidated subsidiaries and
associated companies....................................         112
Customer's liability to this bank on acceptance
outstanding ............................................       1,063
Intangible assets ......................................         526
Other assets ...........................................       9,864

TOTAL ASSETS ...........................................    $115,510
                                                           =========



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
                               LIABILITIES

Deposits
     In domestic offices ................................    $51,611
     Noninterest-bearing .........................$19,050
     Interest-bearing ............................ 32,561
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ..........................................     24,886
     Noninterest-bearing .........................$   136
     Interest-bearing ............................ 24,750

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ............................      8,496
     Securities sold under agreements to repurchase .....        514
Demand notes issued to the U.S. Treasury ................      1,501
Other Borrowed money ....................................      8,538
Mortgage indebtedness and obligations under capitalized
     leases .............................................         20
Bank's liability on acceptances executed and outstanding       1,084
Subordinated notes and debentures .......................      3,500
Other liabilities .......................................      7,419

TOTAL LIABILITIES .......................................    107,569

                              EQUITY CAPITAL

Common stock ............................................        620
Surplus .................................................      4,501
Undivided profits and capital reserves ..................      2,663
Less: Net unrealized loss on marketable equity
       securities........................................       (159)
Cumulative foreign currency translation adjustments .....         (2)

TOTAL EQUITY CAPITAL ....................................      7,941

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ...........................   $115,510
                                                           ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                       JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.

                       WALTER V. SHIPLEY       )
                       EDWARD D. MILLER        )DIRECTORS
                       WILLIAM B. HARRISON     )

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